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                                                                   Exhibit 10(f)


                                HUNT CORPORATION
                     NON-EMPLOYEE DIRECTOR COMPENSATION PLAN


                               Article I - Purpose

                  This HUNT CORPORATION NON-EMPLOYEE DIRECTOR COMPENSATION PLAN (the "Plan"), effective June 25, 1997, is intended to provide a means whereby HUNT CORPORATION (the "Company") may compensate its Non-Employee Directors (as defined in Article III), not only through cash fees but also through the grants of shares ("Stock Grants") of common stock of the Company ("Common Shares") and of non-qualified stock options to purchase such Common Shares ("Options") in order to attract and retain capable independent directors and to motivate such independent directors to promote the best interests of the Company and its affiliates.


                           Article II - Administration

                  The Plan shall be administered by the Company's Compensation Committee, which shall consist of not less than three "non-employee directors" of the Company (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, or any successor thereto) and who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors (the "Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

                  The Committee shall have full authority, subject to the terms of the Plan, to administer the Plan in accordance with its terms, but shall have no discretion with respect to the selection of Non-Employee Directors to receive cash fees, Stock Grants, and Options, the number of Common Shares subject to the Plan, setting the purchase price for Common Shares subject to Stock Grants and Options at other than Fair Market Value (as defined in Section 5.1), the method or methods for determining the amount of cash fees, Stock Grants, or Options to be awarded to each Non-Employee Director, or the timing of payment, grants, or awards hereunder. Subject to the foregoing, the Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Stock Grant or Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all directors, officers, and employees and

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former directors, officers, and employees of the Company, their respective legal representatives, beneficiaries, successors, and assigns, and all other persons claiming under or through any of them.

                  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Grant or Option granted hereunder.


                           Article III - Participation

                  Each director of the Company who is a Non-Employee Director shall be eligible to participate and shall participate in the Plan on the date he or she becomes a Non-Employee Director. As used herein, "Non-Employee Director" shall mean a director who is not, and during the immediately preceding 12-month period has not been, an employee of the Company or of any corporate parent or subsidiary of the Company.


                             Article IV - Cash Fees

                  Section 4.1. Retainer Fee. Effective July 1, 1997, each Non-Employee Director shall be entitled to receive a fee of $1,250 in cash as of the last day of each quarter of the Company's fiscal year ("fiscal quarter"), provided he or she is a Non-Employee Director on such day.

                  Section 4.2 Meeting Fees. In addition to the fees described in
Section 4.1, the following cash fees shall be paid to each Non-Employee
Director:

                             (a) $1,000 for each Board meeting attended by such Non-Employee Director;

                             (b) $1,250 for each committee meeting chaired by such Non-Employee Director; and

                             (c) $1,000 for each other committee meeting attended by such Non-Employee Director.

The fees described in this Section 4.2 shall be paid as soon as practicable after the date on which the applicable meeting occurs.


                            Article V - Stock Grants

                  Section 5.1. Stock Grants. Each Non-Employee Director shall be entitled to receive a Stock Grant consisting of Common Shares with a Fair Market Value of $6,000 as of June 25, 1997, and as of the date of each April and October meeting of the Committee for each year after 1997, provided he or she is a Non-Employee Director on such date.


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                  For purposes of the Plan, "Fair Market Value" shall mean:

                               (a) If the principal market for the Common Shares is a registered securities exchange, the mean between the highest and lowest quoted selling prices of such Common Shares on the date of grant, or, if there are no such reported sales on that date but there are sales on dates within a reasonable period both before and after the date of grant, the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant; or

                               (b) Such other method of determining fair market value as shall be authorized by the Code, or the rules and regulations thereunder, and adopted by the Committee.

                  Section 5.2. Deferral Elections. A Non-Employee Director who is entitled to receive a Stock Grant under Section 5.1 may elect in writing, at any time prior to the beginning of the Non-Employee Director's taxable year in which such Stock Grant is to be made, to defer receipt of the Common Shares subject to such Stock Grant until the earlier of a date specified in such election (the "Deferral Date") or the date on which he or she ceases to be a Non-Employee Director; provided, however, that the Deferral Date must be at least six months after the date on which the Stock Grant would otherwise be payable under ss.5.1.

                  Section 5.3. Deferral Accounts. In the event a Non-Employee Director makes an election under Section 5.2 to defer the receipt of Common Shares subject to a Stock Grant, an amount equal to the Fair Market Value of Common Shares subject to such Stock Grant shall be credited to the Non-Employee Director's Deferral Account as of the date such Common Shares would otherwise have been delivered to such Non-Employee Director. Any amounts credited to a Non-Employee Director's Deferral Account shall be merely book entries, and no assets shall be held in such Deferral Account.

                  Section 5.4. Grantor Trust. In the event a Non-Employee Director makes an election under Section 5.2 to defer the receipt of Common Shares subject to a Stock Grant, Common Shares equal to the number of Common Shares subject to such election shall be set aside by the Company in a grantor trust (the "Trust") under the Hunt Corporation Non-Employee Director Compensation Plan Trust Agreement (the "Trust Agreement"). Under the provisions of Section 5 of the Trust Agreement, dividends on Common Shares held by the Trust shall be invested in a money market fund selected by the trustee of the Trust.

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                  Section 5.5. Adjustment of Deferral Account for Income or
Loss. As of the last day of each fiscal year of the Company, or as of each other date on which the amounts credited to a Non-Employee Director's Deferral Account are to be determined (a "Valuation Date"), there shall be credited or debited to such Account an amount equal to the income (or loss) of the Trust since the preceding Valuation Date to reflect any dividends paid on the Common Shares contributed to the Trust as a result of such Non-Employee Director's deferral election, as described in Section 5.4, and any earnings or losses of the Trust attributable to the investment of such dividends (or to the investment of any assets substituted by the Company for such Common Shares under Section 5 of the Trust Agreement). In no event, however, shall the balance of a Non-Employee Director's Deferral Account be less than the Fair Market Value of his or her deferred Common Shares as of the Valuation Date.

                  Section 5.6. Distribution of Deferral Account. As of the earlier of the date specified in the Non-Employee Director's deferral election under Section 5.2 or the date on which he or she ceases to be a Non-Employee Director, the Company shall distribute to the Non-Employee Director the Common Shares deferred under Section 5.2, plus, if the amount credited to his or her Deferral Account as of such date exceeds the Fair Market Value of such Common Shares, an amount in cash equal to such excess.

                  Section 5.7. Designation of Beneficiary. A Non-Employee Director shall have the right to designate a beneficiary or beneficiaries to receive any benefits under this Article V which may become payable upon the death of such Non-Employee Director.

                  Section 5.8. Benefits Unfunded. Nothing contained in this
Article V and no action taken pursuant to the provisions of this Article V shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Non-Employee Director, his or her designated beneficiary, or any other person. Any funds which may be invested under the provisions of this Article V shall continue for all purposes to be a part of the general funds of the Company, and no person other than the Company shall by virtue of the provisions of this Article V have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Article V, such right shall be no greater than the right of an unsecured creditor of the Company.

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                           Article VI - Stock Options

                  Section 6.1. Granting of Options. As of June 25, 1997, the Company shall grant to each individual who is a Non-Employee Director on such date an Option to purchase 1,000 Common Shares, subject to the terms and conditions described in this Article VI. As of the date of the June meeting of the Committee for 1998 and each year thereafter, the Company shall grant to each individual who is a Non-Employee Director on such date an Option to purchase 2,000 Common Shares, subject to the terms and conditions of this Article VI.

                  Section 6.2. Price. The exercise price of each Option granted under ss.6.1 shall be equal to 100 percent of the Fair Market Value of the optioned Common Shares on the date the Option is granted.

                  Section 6.3. Term. Subject to earlier termination as provided in Section 6.6 below, the term of each Option granted under Section 6.1 shall be ten years from the date of grant.

                  Section 6.4. Exercise. Options granted under Section 6.1 shall become exercisable two years from the date of grant.

                  Any Common Shares the right to the purchase of which has accrued under an Option may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of Common Shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such Common Shares. Only full Common Shares shall be issued under the Plan, and any fractional Share which might otherwise be issuable upon the exercise of an Option shall be forfeited.

                  Section 6.5. Manner of Payment. The Option price shall be payable:

                                (a) In cash or its equivalent;

                                (b) In whole or in part through the surrender or delivery of Common Shares previously acquired by the Optionee;

                                (c) By delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the option; or

                                (d) In any combination of the above methods.

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In the event such purchase price is paid, in whole or in part, with Common
Shares, the portion of the purchase price so paid shall be equal to the Fair Market Value, on the date of exercise of the Option, of the Common Shares surrendered or delivered in payment of such purchase price.

                  Section 6.6. Termination of Service. If a Non-Employee Director ceases to be a Non-Employee Director prior to the expiration date of his or her Option for any reason, his or her then outstanding Option shall remain outstanding and shall continue to become exercisable in accordance with its terms (except that if such cessation is due to death, such then outstanding Option shall immediately accelerate and become exercisable in full), but only for a period of one year following such cessation as a Non-Employee Director or until the earlier expiration of the stated term of such Option or its earlier termination pursuant to Section 7.3.

                  Section 6.7. Rights as Shareholder. A Non-Employee Director shall have no rights as a shareholder with respect to any Common Shares covered by his or her Option until the issuance of a stock certificate to him or her for such Common Shares.

                  Section 6.8. Option Agreements. Options granted under this
Article VI shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall from time to time approve and shall contain such provisions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable. Each Non-Employee Director who receives Options hereunder shall enter into and be bound by the terms of the Option Agreements.

                  Section 6.9. Nontransferability. No Option shall be assignable or transferable by the Non-Employee Director otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Non-Employee Director, any Options shall be exercisable only by the Non-Employee Director or by his or her guardian or legal representative. If a Non-Employee Director is married at the time of exercise of an Option and if the Non-Employee Director so requests at the time of exercise, the certificate or certificates issued shall be registered in the name of the Non-Employee Director and his or her spouse, jointly, with right of survivorship.

                  Section 6.10. Sign-On Option Award. The Options described in the foregoing provisions of this Article VI shall be in addition to any non-qualified stock options to which the Non-Employee Director may be entitled under the terms of the Company's 1994 Non-Employee Directors' Stock Option Plan.


                           Article VII - Miscellaneous

                  Section 7.1. Treasury Shares. All Common Shares issuable under the Plan shall be treasury shares.

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                  Section 7.2. Minimum Stock Ownership Requirement. Each
Non-Employee Director shall, as a condition of his or her continued participation in this Plan, be required to own Common Shares with a Fair Market Value at least equal to two times the sum of:

                             (a) The annual amount of fees to which he or she is entitled under Section 4.1; plus

                             (b) The annual dollar amount of Stock Grants to which he or she is entitled under Section 5.1.

This minimum stock ownership requirement must be met within three years from the date the Plan is adopted or within three years from the date the individual becomes a Non-Employee Director, if later.

                  Section 7.3. Capital Adjustments, Acceleration, and Cancellation of Options. The number of Common Shares to which Non-Employee Directors are entitled under Section 5.1 and Section 6.1, the number of Common Shares issuable upon exercise of outstanding Options under the Plan (as well as the purchase price for such Common Shares), and the number of deferred Common Shares issuable under Section 5.6 shall, in accordance with the provisions of Code Section 424, be adjusted proportionately to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. In the event of a corporate transaction (as that term is described in Code Section 424(a) and the Treasury regulations issued thereunder, such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), if provision is not made for the continuance and assumption of Options and of rights to deferred Common Shares under the Plan, or the substitution for such Options and rights to deferred Common Shares of new Options and similar rights relating to securities or other property to be delivered in connection with the transaction, all deferred Common Shares (and other amounts described in Section 5.6) shall become immediately payable, and all unexercised Options shall accelerate and become fully exercisable, but all unexercised Options shall terminate on the day immediately prior to the consummation of such corporate transaction. The Committee shall give the holders of outstanding Options not less than ten days' prior written notice of any such acceleration and termination pursuant to this Section 7.3, and such outstanding Options thereafter may be exercised in whole or in part up to and including the date of such termination or until their earlier stated expiration date or their earlier termination pursuant to Section 6.6.

                  Section 7.4. Listing and Registration of Common Shares. Each Option and each Stock Grant under the Plan shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the Common Shares covered thereby upon any securities exchange or under the laws of any jurisdiction, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in

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connection with, the granting of an Option or receipt of a Stock Grant, then no such Option may be exercised in whole or in part, and no certificate representing Common Shares shall be issued pursuant to such Stock Grant, unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained, on conditions acceptable to the Board. Each Non-Employee Director, or his or her legal representative or beneficiaries, also may be required to give satisfactory assurance that Common Shares purchased upon the exercise of an Option or received pursuant to a Stock Grant are being acquired for investment and not with a view to distribution, and certificates representing such Common Shares may be legended accordingly.

                  Section 7.5. Amendment or Discontinuance of Plan. The Board may amend, suspend, or terminate the Plan at any time and from time to time, provided that no such amendment, suspension, or termination shall materially impair the rights of a Non-Employee Director with regard to any outstanding Option or with regard to any deferred Stock Grant. In addition, the Committee may, in its discretion, from time to time amend the Plan to adjust the dollar amounts and/or numbers of Common Shares described in Section 4.1, Section 4.2,
Section 5.1, and Section 6.1. Notwithstanding the foregoing, no amendment to the Plan shall be made if such amendment would cause the terms and conditions of Stock Grants made pursuant to Article V or of Options granted pursuant to
Article VI to fail to be fixed in advance, within the meaning of Securities and Exchange Commission interpretations under section 16(b) of the Securities Exchange Act of 1934.

                  Section 7.6. Governing Law. The Plan and any Option Agreements entered into thereunder shall be governed by applicable Federal law and otherwise by the laws of the Commonwealth of Pennsylvania.


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